Exhibit 99.2

Joint Filing and Solicitation Agreement

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Cano Health, Inc., a Delaware corporation (the “Company”);

WHEREAS, ITC Rumba, LLC and Elliot Cooperstone (collectively, “ITC Rumba”), EGGE, LLC, EG Advisors, LLC and Lewis Gold (collectively, “EGGE”), and Jaws Equity Owner 146, LLC and Barry Sternlicht (collectively, “Mr. Sternlicht”) Joseph Berardo, Jr. and Guy P. Sansone, (together, the “Nominees”), wish to form (or, as applicable, continue as) a group for the purpose of seeking representation on the board of directors of the Company (the “Board”) and/or the submission of stockholder proposal(s) at the 2023 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2023 Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 18th day of May 2023 by the parties hereto:

1.       Each of the undersigned (collectively, the “Group”) agrees to form (or, as applicable, continue as) a “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to the securities of the Company. In furtherance of the foregoing and in accordance with Rule 13d-1(k) of the Exchange Act, the parties shall file, separately or jointly, a Schedule(s) 13D and any amendments thereto with respect to the securities of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members of the Group, unless such member knows or has reason to know that such information is inaccurate.

2.       For so long as this Joint Filing and Solicitation Agreement (the “Agreement”) is in effect, each of the undersigned shall provide prompt written notice to each of Olshan Frome Wolosky LLP (“Olshan”) and Willkie Farr & Gallagher LLP (“Willkie”), such notice to be given no later than 24 hours after each such transaction referred to in this Section 2, of (i) any of their purchases or sales of securities of the Company or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership; provided, however, that each party agrees not to purchase or sell securities of the Company or otherwise increase or decrease its economic exposure to or beneficial ownership over the securities of the Company if it reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission (the “SEC”)) without using its reasonable efforts to give the other members of the Group at least twelve (12) hours prior written notice. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3.       Each of the undersigned agrees to form (or, as applicable, continue as) the Group for the purpose of (i) soliciting proxies or written consents for the election of certain persons nominated for election to the Board (including the Nominees) and/or the approval of stockholder proposal(s) at the 2023 Annual Meeting, (ii) working together to enhance shareholder value, (iii) taking such other actions as ITC Rumba, EGGE and Mr. Sternlicht deem advisable and (iv) taking all other action necessary or advisable to achieve the foregoing.

4.       ITC Rumba and Mr. Sternlicht shall have the right to pre-approve all expenses and costs (including all legal fees) incurred in connection with the Group’s activities set forth in Section 3, including in connection with any litigation, the preparation of this Agreement, any future SEC filings and any obligations or payments owed (including fees of outside legal counsel) pursuant to any written indemnification agreements entered into by ITC Rumba with the Nominees that, in the case of any such indemnification agreement, has been approved by Mr. Sternlicht or his counsel in writing prior to the execution thereof (collectively, the “Expenses”), provided that for purposes of this Section 4, (A) Expenses shall include all fees, costs and expenses incurred by ITC Rumba in connection with the engagement of or services rendered by all advisors and agents (including without limitation, all proxy solicitors, public relations firms and other advisors and agents) retained by ITC Rumba or its counsel on or after March 30, 2023 in connection of the activities set forth in Section 3, (B) notwithstanding the foregoing, Expenses shall not include (i) any fees, costs or expenses of legal counsel (x) incurred prior to the date hereof and (y) as otherwise agreed between ITC Rumba and Mr. Sternlicht in writing, with such fees, costs and expenses being paid by the party incurring the same, or (ii) any Expenses arising out of any breach of this Agreement or applicable law by any party, and (C) any discretion, consent or approval rights exercised by ITC Rumba pursuant to any such indemnification agreement, whether in respect of the payment of expenses or otherwise (including settling or approving the settlement of any matter subject thereto) shall require the prior written consent of Mr. Sternlicht. Each of ITC Rumba and Mr. Sternlicht hereby agree to severally and not jointly pay all such pre-approved Expenses on a pro-rata basis, with ITC Rumba paying 90% of such Expenses and Mr. Sternlicht paying 10% of such Expenses. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 4 shall be split by ITC Rumba and Mr. Sternlicht in proportion to the actual Expenses paid by such party pursuant to this Section 4.

5.       Each of the undersigned agrees that any SEC filing, press release, public stockholder communication or Company communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 3 shall be mutually agreeable among ITC Rumba, EGGE and Mr. Sternlicht. Such parties hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.

6.       Each of the undersigned agrees to provide written notice to ITC Rumba, EGGE and Mr. Sternlicht, or their representatives at Olshan and Willkie, of any communications made by or on behalf of the Company or its representatives to any member of the Group within 24 hours of such communications occurring.

7.       The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to create any duties (including any fiduciary duties) among the members of the Group except for the obligations expressly set forth in this Agreement. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/she/it deems appropriate, in his/her/its sole discretion, provided that all such transactions are made in compliance with all applicable securities laws and the terms of this Agreement. For the avoidance of doubt, if any Nominee is elected or appointed to the Board of Directors of the Company, such person shall owe fiduciary duties to the Company and its stockholders and nothing contained herein shall interfere therewith and, in such circumstances, this Agreement shall immediately and automatically terminate with respect to such Nominee without the need of further action by any party.

8.       This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.       This Agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

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10.       Each party hereby waives the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document, and also waives the right to a trial by jury in respect of this Agreement and the transactions contemplated hereby.

11.       The parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 4, Section 9, Section 10, Section 13 and this Section 11, each of which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the activities set forth in Section 3 as determined by ITC Rumba, EGGE and Mr. Sternlicht or as otherwise agreed to in writing by such parties. Notwithstanding the foregoing, ITC Rumba, EGGE and Mr. Sternlicht may terminate his/its rights and obligations (subject to the surviving rights and obligations referred to in the parenthetical of the immediately preceding sentence) under this Agreement on 24 hours’ written notice (email being sufficient) to all other parties, with a copy by email to Andrew Freedman at Olshan (afreedman@olshanlaw.com) and Tariq Mundiya (tmundiya@willkie.com) and Russell Leaf (rleaf@willkie.com) at Willkie.

12.       Each party acknowledges that Olshan shall act as counsel for ITC Rumba and EGGE, and Willkie shall act as counsel for Mr. Sternlicht, each relating to their investment in the Company. Olshan and Willkie shall act jointly as co-counsel for the Group, and equally share drafting responsibilities in connection with work relating to the Group’s activities set forth in Section 3.

13.       The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of ITC Rumba, EGGE and Mr. Sternlicht. This Agreement supersedes and replaces the any prior “group” agreement entered into among the parties or any of them.

14.       Each party hereby agrees that this Agreement shall be filed as an exhibit to the Schedule(s) 13D required to be filed by them as contemplated under Section 1 of this Agreement.

[Signatures follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ITC Rumba, LLC

By:	/s/ Elliot Cooperstone
	Name:	Elliot Cooperstone
	Title:	Managing Partner

/s/ Elliot Cooperstone
Elliot Cooperstone

EGGE, LLC

By:	/s/ Lewis Gold
	Name:	Lewis Gold
	Title:	Managing Partner

EG Advisors, LLC

By:	/s/ Lewis Gold
	Name:	Lewis Gold
	Title:	Managing Partner

/s/ Lewis Gold
Lewis Gold

Jaws Equity Owner 146, LLC

By:	/s/ Barry Sternlicht
	Name:	Barry Sternlicht
	Title:	Sole Member

/s/ Barry Sternlicht
Barry Sternlicht

/s/ Joseph Berardo, Jr.
Joseph Berardo, Jr.

/s/ Guy P. Sansone
Guy P. Sansone

[Signature Page to Joint Filing and Solicitation Agreement]